Exhibit 99.1

Restoration Robotics™ Reports Second Quarter 2018 Financial Results

Reports Quarterly Sequential Revenue Growth of 9%

San Jose, Calif., July 30, 2018 – Restoration Robotics, Inc. (NASDAQ: HAIR), today announced financial results for the second quarter ended June 30, 2018.

Second Quarter and Recent Highlights:

•	Launched next-generation ARTAS® iX System with implantation functionality in July 2018
•	Revenue of $5.5 million, compared to $5.8 million in second quarter 2017
•	Increased gross margins in quarter to 54%, up from 40% in second quarter 2017
•	Sold 11 ARTAS® Robotic Hair Restoration Systems worldwide
•	Completed $20 million loan and security agreement on May 10, 2018

Ryan Rhodes, President and Chief Executive Officer of Restoration Robotics, said, “During the quarter, we sold 11 ARTAS® Systems worldwide, increased procedure-based revenue, and increased our gross margin.”

Mr. Rhodes continued, “We also continued to expand our commercial capacity, and dedicated additional resources ahead of the launch of our next-generation ARTAS® iX System, unveiled in July. We look forward to fulfilling initial orders for ARTAS® iX Systems in the third quarter in the U.S. and anticipate receiving CE Mark approval in the EU around year-end. As the only robotic intelligent solution to offer precise, minimally-invasive harvesting and implantation functionality in one platform, the ARTAS® iX System delivers precision, repeatability, and clinical workflow efficiencies to enhance our offering for patients and physicians further while extending our leadership position in the field of robotic hair restoration.”

Second Quarter 2018 Financial Results

Revenue in the second quarter of 2018 was $5.5 million, demonstrating 9% sequential growth from $5.0 million in first quarter 2018, and a decrease of 5% compared to $5.8 million in second quarter 2017. The year-over-year decline was driven by a decrease in system and upgrade revenues.

Gross margin for the second quarter was 54% compared to 40% in the second quarter of 2017, driven by cost efficiencies in 2018 and higher procedure-based revenue which generally provides a higher gross margin.

Operating expenses in the second quarter of 2018 were $8.1 million, a 21% increase from the $6.7 million in the second quarter of 2017. The increase reflects investments in the company's sales and marketing initiatives, along with a higher head count and other costs related to hiring. Net loss for the second quarter of 2018 was $(6.2) million, or $(0.21) per share, compared with a net loss of $(5.0) million, or $(3.09) per share, for the second quarter of 2017.

128 Baytech Drive     |      San Jose, CA 95134     |      T +1 408.883.6888

Exhibit 99.1

Total cash, cash equivalents, and restricted cash were $17.0 million as of June 30, 2018 compared to $16.6 million as of March 31, 2018.  Cash, cash equivalents, and restricted cash as of June 30, 2018 include proceeds from the company’s debt facility completed in May 2018. The refinancing of the Company’s debt provided an incremental $9.3 million of cash net of the repayment of its previous loan facility and costs.

Conference Call Information

Restoration Robotics will hold a conference call on Monday, July 30, 2018, at 8:30 am ET to discuss the results. The dial-in numbers are (866) 916-2179 for domestic callers and (210) 874-7716 for international callers. The conference ID is 1493305. A live webcast of the conference call will be available on the investor relations section of the Company’s website.

A replay of the call will be available starting on July 30, 2018 through August 6, 2018. To access the replay, dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and enter access code 1493305. The webcast will be available in the investor relations section of the Company’s website for 90 days following the completion of the call.

About Restoration Robotics

Restoration Robotics, Inc., is a medical device company developing and commercializing the ARTAS™ Robotic Hair Restoration System. We believe the ARTAS System is the first and only physician-assisted system to dissect, and assist in the harvesting of, follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. The Company has unique expertise in machine vision, image guidance, visual servoing and robotics, as well as developing intuitive interfaces to manage these technologies.

Forward-Looking Statements

Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements, including our expectations as to our cash runway and timing and expectations for the launch of implantation functionality, are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: whether there is growth in demand for

128 Baytech Drive     |      San Jose, CA 95134     |      T +1 408.883.6888

Exhibit 99.1

our ARTAS System for use in harvesting hair follicles for transplant; the progress of our commercialization, marketing and manufacturing capabilities; the continuing productivity and effectiveness of our commercial infrastructure and salesforce; our financial performance; our ability to establish collaborations and/or partnerships; the timing or likelihood of regulatory filings and approvals for ARTAS for use in transplanting of hair follicles, and expanding the approved use of ARTAS for use in dissecting hair follicles to include women and individuals without straight brown or black hair; our expectations regarding the potential market size and the size of the patient populations for ARTAS being accurate; whether we are effective in the pricing of ARTAS; whether we are successful in the implementation of our business model and strategic plans for our business and technology; the scope of protection we are able to establish and maintain for intellectual property rights covering ARTAS, along with any product enhancements; our ability to accurately estimate our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital; and developments relating to our competitors and our industry, including competing therapies and procedures. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K filed on March 5, 2018, as well as any reports that we may file with the SEC in the future, including our Quarterly Report for the three months ended June 30, 2018 which we expect to file on July 30, 2018, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Our results for the quarter ended June 30, 2018 are not necessarily indicative of our operating results for the full year 2018 or any other future periods.

Media Contact

Lisa Markle

Director of Marketing

Restoration Robotics, Inc.

+1- 408-883-6764

lisam@restorationrobotics.com

Investor Contact
The Ruth Group
Brian Johnston
ir@restorationrobotics.com
646-536-7000

128 Baytech Drive     |      San Jose, CA 95134     |      T +1 408.883.6888

Exhibit 99.1

RESTORATION ROBOTICS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue	$5,475	$5,789	$10,480	$11,264
Cost of revenue	2,514	3,487	5,699	6,578
Gross profit	2,961	2,302	4,781	4,686
Gross margins	54%	40%	46%	42%
Operating expenses:
Sales and marketing	4,365	3,338	8,749	7,304
Research and development	2,153	1,925	4,278	3,841
General and administrative	1,617	1,484	3,968	2,410
Total operating expenses	8,135	6,747	16,995	13,555
Loss from operations	(5,174)	(4,445)	(12,214)	(8,869)
Other expense, net:
Interest expense	(500)	(529)	(858)	(1,115)
Other expense, net	(559)	(25)	(579)	(174)
Total other expense, net	(1,059)	(554)	(1,437)	(1,289)
Net loss before provision for income taxes	(6,233)	(4,999)	(13,651)	(10,158)
Provision for income taxes	11	8	24	24
Net loss attributable to common stockholders	$(6,244)	$(5,007)	$(13,675)	$(10,182)
Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(3.09)	$(0.47)	$(6.29)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	29,080,414	1,618,581	29,038,730	1,619,172

128 Baytech Drive     |      San Jose, CA 95134     |      T +1 408.883.6888

Exhibit 99.1

RESTORATION ROBOTICS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	June 30	December 31
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,861	$23,545
Accounts receivable, net	6,157	3,864
Inventory	2,974	2,761
Prepaid expenses and other current assets	1,393	1,562
Total current assets	27,385	31,732
Property and equipment, net	1,455	1,138
Restricted cash	100	100
Other assets	100	—
TOTAL ASSETS	$29,040	$32,970
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,014	$2,044
Accrued compensation	1,800	1,630
Other accrued liabilities	2,266	1,125
Deferred revenue	1,500	1,517
Current portion of long-term debt, net	—	7,730
Total current liabilities	8,580	14,046
Other long-term liabilities	629	459
Long-term debt, net	19,228	5,271
TOTAL LIABILITIES	28,437	19,776
Commitments and Contingencies
Convertible preferred stock, $0.0001 par value; 236,154,444 shares authorized, and no shares issued and outstanding as of June 30, 2018 and December 31, 2017	—	—
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value: 350,490,000 shares authorized as of June 30, 2018 and December 31, 2017; 29,137,695 and 28,940,282 shares issued and outstanding as of June 30, 2018 and December 31, 2017	3	3
Additional paid-in capital	178,799	177,757
Accumulated other comprehensive loss	(37)	(79)
Accumulated deficit	(178,162)	(164,487)
TOTAL STOCKHOLDERS’ EQUITY	603	13,194
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,040	$32,970

128 Baytech Drive     |      San Jose, CA 95134     |      T +1 408.883.6888